TransUnion Reports Fourth Quarter 2014 Results

•	Revenue of $336 million, an increase of 15 percent (16 percent on a constant currency basis) compared with the fourth quarter of 2013

•	Adjusted EBITDA of $97 million, an increase of 6 percent compared with the fourth quarter of 2013

•	On November 12, 2014, TransUnion acquired Drivers History Information Sales, LLC ("DHI"), a leading provider of traffic violations and criminal court data.

CHICAGO, February 26, 2015 - TransUnion Holding Company, Inc., a global leader in information and risk management, today announced its financial results for the fourth quarter ended December 31, 2014. Total revenue was $336 million, an increase of 15 percent (16 percent on a constant currency basis) compared with the fourth quarter of 2013. The net loss attributable to the Company was $13 million, an improvement of 26 percent compared with the fourth quarter of 2013. Adjusted Net Income Attributable to the Company was $18 million, an increase of 5 percent compared with the fourth quarter of 2013.

Adjusted EBITDA was $97 million, an increase of 6 percent compared with the fourth quarter of 2013. Adjusted EBITDA margin was 28.8 percent, compared with 31.4 percent for the fourth quarter of 2013. During the quarter, we continued to invest to integrate our recent acquisitions and to invest in key strategic growth and productivity initiatives, including our new technology platform. Additionally, we invested in our new brand launch and messaging and had an increase in incentive compensation.

"We closed out the year on a high note with strong results across all business segments driven by healthy organic growth and from the performance of our acquisitions" said Jim Peck, TransUnion’s president and chief executive officer. "Our most recent acquisitions, L2C and DHI, provide us with unique, alternative data sources that expand the breadth and depth of our scope and enable us to offer greater value to our customers. We are excited about the possibilities this combination of capabilities allows us to bring to market. We have also unveiled our new brand identity platform and logo, reflecting TransUnion’s focus and capabilities as an information solution provider for consumers and businesses worldwide. During 2014, we continued to make strategic investments to enable sustainable top-line growth and in key productivity initiatives to drive long-term operating leverage. We are excited about our progress and momentum as we enter 2015."

Segment Highlights

U.S. Information Services (USIS)

Total USIS revenue was $206 million, an increase of 14 percent compared with the fourth quarter of 2013. Online Data Services revenue was $134 million, an increase of 14 percent, driven by our acquisition of TLO and an increase in online credit report volume. Credit Marketing Services revenue was $36 million, an increase of 13 percent, due primarily to an increase in demand for custom data sets and archive information in the financial services and insurance markets. Decision Services revenue was $37 million, an increase of 16 percent, driven by increases in the healthcare and insurance markets.

Operating income was $21 million, a decrease of 36 percent compared with the fourth quarter of 2013. Adjusted Operating income was $20 million, a decrease of 39 percent compared with the fourth quarter of 2013. The decrease in operating income and Adjusted Operating Income was due primarily to our integration expense from our recent acquisitions that continue to track to plan and will enable diversified and sustainable top-line growth. Additional depreciation and amortization, resulting from shortening the remaining useful lives of certain existing technology assets as a result of successfully achieving a major milestone for our new technology platform, also contributed to the decrease in operating income and Adjusted Operating Income.

International

International revenue was $70 million, an increase of 14 percent (22 percent on a constant currency basis) compared with the fourth quarter of 2013, driven by increased volumes in most regions and the inclusion of revenue from our recent acquisitions of CIBIL. Developed markets revenue was $24 million, an increase of 12 percent (18 percent on a constant currency basis) compared with the fourth quarter of 2013. Emerging markets revenue was $46 million, an increase of 15 percent (25 percent on a constant currency basis) compared with the fourth quarter of 2013.

Operating income was $7 million, an increase of 70 percent compared with the fourth quarter of 2013. Adjusted Operating Income was $8 million, an increase of 4 percent compared with the fourth quarter of 2013. The increase in operating income was due to the increase in revenue and a decrease in litigation expense. The increase was partially offset by additional depreciation and amortization resulting from shortening the useful lives of existing technology assets as we migrate to our upgraded technology platform as part of our long-term strategic growth plan.

Consumer Interactive (formerly Interactive)

Consumer Interactive revenue was $60 million, an increase of 18 percent compared with the fourth quarter of 2013, driven by an increase in the average number of subscribers and volume in our indirect channel and an increase in direct subscribers.

Operating income was $25 million, an increase of 40 percent compared with the fourth quarter of 2013, driven by the increase in revenue.

Full-Year 2014 Results

Total revenue was $1,305 million for the full year of 2014, an increase of 10 percent (12 percent on a constant currency basis) compared with the full year of 2013.

•	USIS revenue was $819 million, an increase of 11 percent compared with the full year of 2013.

•	International revenue was $256 million, an increase of 7 percent (15 percent on a constant currency basis) compared with the full year of 2013.

•	Consumer Interactive revenue was $231 million, an increase of 13 percent compared with the full year of 2013.

The net loss attributable to the Company was $13 million, an improvement of 64 percent compared with the full year of 2013. Adjusted Net Income Attributable to the Company was $84 million, an increase of 6 percent compared with the full year of 2013.

Adjusted EBITDA was $402 million, an increase of 6 percent compared with the full year of 2013. Adjusted EBITDA margin was 30.8 percent, compared with 31.9 percent for the full year of 2013. During the year, we continued to invest in key strategic growth and productivity initiatives, including our new technology platform, integrated our recent acquisitions and invested in our new brand launch and messaging.

Liquidity and Capital Resources

Cash and cash equivalents were $78 million at December 31, 2014 and $111 million at December 31, 2013. Cash provided by operating activities was $154 million. Capital expenditures were $155 million compared with $82 million in 2013, due primarily to the upgrade of our technology platform and improvements to our corporate headquarters. Other cash used for investing activities included $120 million for acquisitions and purchases of noncontrolling interests, principally increasing our stake in CIBIL and acquiring DHI and L2C. Net cash provided by financing activities was $92 million due to an increase in net borrowings, partially offset by fees associated with the early redemption of our 11.375% notes and credit facility refinancing.

Non-GAAP Financial Measures

This earnings release presents changes in revenue on a constant currency basis, Adjusted EBITDA, Adjusted EBITDA Margin, segment Adjusted Operating Income, segment Adjusted Operating Margin, Adjusted Effective Tax Rate and Adjusted Net Income (Loss) Attributable to the Company. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present these financial measures as supplemental measures of our operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. In addition, our board of directors and executive management team use Adjusted EBITDA as a compensation measure. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including revenue, operating income, operating margin, effective tax rate, net income (loss) attributable to the Company or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, February 26, 2015, at 8:00 a.m. (CT) via a teleconference to discuss the business trends supporting fourth quarter 2014 results. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the teleconference. This earnings release is also available on that website. The teleconference dial-in information is:

Domestic dial-in: 844-464-3935
International dial-in: 765-507-2624
Teleconference code: 70366012

About TransUnion

Information is a powerful thing. At TransUnion, we realize that. We are dedicated to finding innovative ways information can be used to help individuals make better and smarter decisions. We help uncover unique stories, trends and insights behind each data point, using historical information as well as alternative data sources. This allows a variety of markets and businesses to better manage risk and consumers to better manage their credit, personal information and identity. Today, TransUnion reaches consumers and businesses in more than 30 countries around the world on five continents. Through the power of information, TransUnion is working to build stronger economies and families and safer communities worldwide.

We call this Information for Good.  www.transunion.com/business

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause TransUnion’s actual results to differ materially from those described in the forward-looking statements can be found in TransUnion Holding’s Annual Report on Form 10-K for the year ended December 31, 2013, as modified in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which have been filed with the Securities and Exchange Commission and are available on TransUnion's website (http://www.transunion.com/corporate/about-transunion/investor-relations.page) and on the Securities and Exchange Commission's website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

For More Information

Contact     Lindsey Whitehead, TransUnion
E-mail        Investor.relations@transunion.com
Telephone    312.985.2860

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2014	December 31, 2013
	unaudited
Assets
Current assets:
Cash and cash equivalents	$77.9	$111.2
Trade accounts receivable, net of allowance of $2.4 and $0.7	200.4	165.0
Other current assets	122.7	73.5
Total current assets	401.0	349.7
Property, plant and equipment, net of accumulated depreciation and amortization of $123.4 and $70.2	181.4	150.4
Goodwill	2,023.9	1,909.7
Other intangibles, net of accumulated amortization of $407.8 and $227.5	1,939.6	1,934.0
Other assets	119.9	148.5
Total assets	$4,665.8	$4,492.3
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$106.5	$100.3
Short-term debt and current portion of long-term debt	74.0	13.8
Other current liabilities	149.4	133.5
Total current liabilities	329.9	247.6
Long-term debt	2,865.9	2,853.1
Deferred taxes	676.8	636.9
Other liabilities	22.1	22.6
Total liabilities	3,894.7	3,760.2
Redeemable noncontrolling interests	23.4	17.6
Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at December 31, 2014 and December 31, 2013, 111.4 million and 110.7 million shares issued as of December 31, 2014 and December 31, 2013, respectively; and 110.9 million and 110.2 million shares outstanding as of December 31, 2014 and December 31, 2013, respectively	1.1	1.1
Additional paid-in capital	1,138.0	1,121.8
Treasury stock at cost; 0.5 million shares at December 31, 2014 and December 31, 2013	(4.3)	(4.1)
Accumulated deficit	(430.2)	(417.7)
Accumulated other comprehensive income (loss)	(117.5)	(73.2)
Total TransUnion Holding Company, Inc. stockholders’ equity	587.1	627.9
Noncontrolling interests	160.6	86.6
Total stockholders’ equity	747.7	714.5
Total liabilities and stockholders’ equity	$4,665.8	$4,492.3

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014 unaudited	2013 unaudited	2014 unaudited	2013
Revenue	$335.6	$292.4	$1,304.7	$1,183.2
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	121.1	117.7	499.1	472.4
Selling, general and administrative	127.0	90.2	436.0	354.8
Depreciation and amortization	67.1	48.2	241.2	186.8
Total operating expenses	315.2	256.1	1,176.3	1,014.0
Operating income	20.4	36.3	128.4	169.2
Non-operating income and expense
Interest expense	(44.5)	(49.6)	(190.0)	(197.6)
Interest income	1.0	0.5	3.3	1.7
Earnings from equity method investments	2.5	3.4	12.5	13.7
Other income and (expense), net	(1.9)	(5.2)	44.0	(12.9)
Total non-operating income and expense	(42.9)	(50.9)	(130.2)	(195.1)
Income (loss) before income taxes	(22.5)	(14.6)	(1.8)	(25.9)
(Provision) benefit for income taxes	11.8	(1.1)	(2.6)	(2.3)
Net income (loss)	(10.7)	(15.7)	(4.4)	(28.2)
Less: net income attributable to the noncontrolling interests	(2.4)	(1.9)	(8.1)	(6.9)
Net income (loss) attributable to TransUnion Holding Company, Inc.	$(13.1)	$(17.6)	$(12.5)	$(35.1)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013
	unaudited
Cash flows from operating activities:
Net loss	$(4.4)	$(28.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	241.2	186.8
Net gain on 2014 Refinancing Transaction	(33.1)	—
Gain on fair value adjustment of cost and equity method investment	(22.2)	—
Impairment of cost method investment	4.1	—
Amortization and loss on fair value of interest rate swaps	0.6	—
Equity in net income of affiliates, net of dividends	(3.3)	(3.6)
Deferred taxes	(20.8)	(16.2)
Amortization of senior notes purchase accounting fair value adjustment and note discount	(5.8)	(17.1)
(Gains) / losses on sale of other assets	—	(1.0)
Amortization of deferred financing fees	7.3	8.2
Stock-based compensation	8.0	6.3
Provision (reduction) for losses on trade accounts receivable	3.2	0.8
Change in control transaction fees	—	—
Other	1.3	(0.9)
Changes in assets and liabilities:
Trade accounts receivable	(36.3)	(3.1)
Other current and long-term assets	2.0	(8.6)
Trade accounts payable	6.1	5.9
Other current and long-term liabilities	6.4	14.1
Cash provided by operating activities	154.3	143.4
Cash flows from investing activities:
Capital expenditures	(155.2)	(81.7)
Proceeds from sale of trading securities	1.5	4.4
Purchases of trading securities	(2.1)	(1.8)
Proceeds from sale of other investments	9.7	—
Purchases of other investments	(15.1)	—
Acquisition of TransUnion Corp., net of cash acquired	—	—
Proceeds from sale of other assets	1.0	4.3
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(119.9)	(282.3)
Acquisition-related deposits, net	4.1	(10.0)
Other	—	0.1
Cash used in investing activities	(276.0)	(367.0)
Cash flows from financing activities:
Proceeds from senior secured term loan	1,895.3	1,133.4
Extinguishment of senior secured term loan	(1,120.5)	(923.4)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows-Continued
(in millions)

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013
Extinguishment of 11.375% senior unsecured notes	(645.0)	—
Proceeds from revolving line of credit	78.5	65.0
Payment on revolving line of credit	(28.5)	(65.0)
Proceeds from 9.625% notes	—	—
Proceeds from 8.125% notes	—	—
Repayments of debt	(25.6)	(11.9)
Debt financing fees (2014 fees include prepayment premium on early termination of 11.375% notes)	(61.5)	(5.2)
Change in control transaction fees	—	—
Proceeds from issuance of common stock and exercise of stock options	9.6	5.8
Treasury stock purchases	(0.2)	(3.4)
Distribution of merger consideration	—	—
Dividends	—	—
Distributions to noncontrolling interests	(10.4)	(8.0)
Other	0.2	—
Cash provided by (used in) financing activities	91.9	187.3
Effect of exchange rate changes on cash and cash equivalents	(3.5)	(6.8)
Net change in cash and cash equivalents	(33.3)	(43.1)
Cash and cash equivalents, beginning of period	111.2	154.3
Cash and cash equivalents, end of period	$77.9	$111.2

SCHEDULE 1
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Constant Currency Measures - unaudited
(in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2014	2013	Change	2014	2013	Change

Revenue:
International segment, Developed Markets	$24.2	$21.6	11.6%	$90.9	$86.9	4.6%
Foreign exchange impact (1)		(1.1)			(4.1)
International segment, Developed Markets (constant currency)	$24.2	$20.5	17.8%	$90.9	$82.8	9.8%

International segment, Emerging Markets	$45.8	$39.7	15.4%	$164.6	$152.0	8.3%
Foreign exchange impact (1)		(3.0)			(12.4)
International segment, Emerging Markets (constant currency)	$45.8	$36.7	24.8%	$164.6	$139.6	17.9%

International segment total	$70.0	$61.3	14.0%	$255.5	$238.9	7.0%
Foreign exchange impact (1)		(4.1)			(16.5)
International segment total (constant currency)	$70.0	$57.2	22.3%	$255.5	$222.4	14.9%

Consolidated	$335.6	$292.4	14.8%	$1,304.7	$1,183.2	10.3%
Foreign exchange impact (1)		(4.1)			(16.5)
Consolidated (constant currency)	$335.6	$288.3	16.4%	$1,304.7	$1,166.7	11.8%

(1) Foreign exchange impact refers to the change in the applicable category recasting the prior year's revenue using the current year exchange rates. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

SCHEDULE 2
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - unaudited
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue	$335.6	$292.4	$1,304.7	$1,183.2

Reconciliation of net income (loss) attributable to the Company to Adjusted EBITDA:
Net income (loss) attributable to the Company	$(13.1)	$(17.6)	$(12.5)	$(35.1)
Net interest expense	43.5	49.1	186.7	195.9
Income tax (benefit) provision	(11.8)	1.1	2.6	2.3
Depreciation and amortization	67.1	48.2	241.2	186.8
EBITDA	85.7	80.8	418.0	349.9
Stock-based compensation	1.7	1.5	8.0	6.3
EBITDA excluding stock-based compensation	87.4	82.3	426.0	356.2
Adjustments affecting operating income:
Acceleration of technology agreement (1)	—	—	10.2	—
Tax-related expense (2)	(1.0)	—	(0.8)	2.9
Acquisitions and divestitures (3)	—	—	1.5	1.3
Litigation matters(4)	8.1	3.8	8.1	3.8
Total adjustments affecting operating income	7.1	3.8	19.0	8.0
Adjustments affecting non-operating income (expense):
Debt refinancing (5)	—	—	(33.1)	—
Acquisitions and divestitures (6)	(0.5)	—	(22.2)	—
Impairment expense (7)	—	—	4.1	—
Acquisition-related expenses (8)	0.9	4.1	2.9	10.5
Other non-operating (9)	1.9	1.6	5.1	3.2
Total adjustments affecting non-operating income (expense)	2.3	5.7	(43.2)	13.7
Total adjustments	9.4	9.5	(24.2)	21.7
Adjusted EBITDA	$96.8	$91.8	$401.8	$377.9

EBITDA margin	25.5%	27.6%	32.0%	29.6%
Adjusted EBITDA margin	28.8%	31.4%	30.8%	31.9%

(1)	Represents accelerated fees for a data matching service contract that we have terminated and in-sourced as part of the upgrade to our technology platform.

(2)	Represents adjustments for prior year operating taxes.

(3)	Represents gains and losses on acquisitions and disposals of businesses and product lines.

(4)	Represents certain litigation expenses.

(5)	Represents 2014 debt refinancing activity consisting of a gain on the prepayment of debt, net of prepayment premium and expenses.

(6)	Represents the remeasurement gains of our previously held equity interests upon consolidation.

(7)	Represents a net impairment charge for a cost-method investment that sold its assets and liquidated.

(8)	Represents costs for acquisition-related efforts

(9)	Includes hedge mark-to-market, unused line fees, loan fees, currency remeasurement and other miscellaneous.

SCHEDULE 3
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Adjusted Net Income (Loss) Attributable to the Company - unaudited
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income (loss) attributable to the Company	$(13.1)	$(17.6)	$(12.5)	$(35.1)
Total EBITDA adjustments per Schedule 2	9.4	9.5	(24.2)	21.7
Amortization of intangible assets from 2012 change in control (1)	39.5	31.7	142.2	128.0
Amortization of intangible assets from acquisitions (2)	5.7	1.8	19.6	2.7
Subtotal before adjustments for income tax items	41.5	25.4	125.1	117.3
Adjustments for income taxes per Schedule 4	(23.8)	(8.6)	(41.6)	(38.6)
Adjusted net income (loss) attributable to the Company	$17.7	$16.8	$83.5	$78.7

(1) Represents amortization of acquired intangible assets that were established upon the Company's change in control on April 30, 2012.
(2) Represents amortization of acquired intangible assets that were established through acquisitions subsequent to the Company's change in control on April 30, 2012.

SCHEDULE 4
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate - unaudited
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014 Amount	2013 Amount	2014 Amount	2013 Amount
Income (loss) before income taxes	$(22.5)	$(14.6)	$(1.8)	$(25.9)
Total EBITDA adjustments per Schedule 2	9.4	9.5	(24.2)	21.7
Amortization of intangible assets per Schedule 3	45.2	33.5	161.8	130.7
Adjusted income (loss) before income taxes	$32.1	$28.4	$135.8	$126.5

(Provision) benefit for income taxes	$11.8	$(1.1)	$(2.6)	$(2.3)
Tax effect of EBITDA adjustments per Schedule 2(1)	(5.9)	(1.8)	1.9	(5.8)
Tax effect of amortization of intangible assets per Schedule 3(1)	(16.0)	(19.7)	(57.8)	(45.1)
Eliminate impact of adjustments for unremitted foreign earnings(2)	(2.9)	11.4	0.5	10.5
Eliminate impact of acquisition-related items(3)	0.4	(0.1)	10.7	—
Other(4)	0.6	1.6	3.1	1.8
Total adjustments for income taxes	(23.8)	(8.6)	(41.6)	(38.6)
Adjusted (provision) benefit for income taxes	$(12.0)	$(9.7)	$(44.2)	$(40.9)

Effective tax rate	52.4%	(7.5)%	(144.4)%	(8.9)%
Adjusted effective tax rate	37.4%	34.2%	32.5%	32.3%

Note: The adjusted provision for income taxes is not intended to present the tax provision we would have recorded had our income before income taxes been the same as the adjusted income before income taxes shown above. We estimated the effect on the tax provision of excluding certain pre-tax and tax-provision-only items individually rather than reflecting the impact of such adjustments to other assumptions and estimates inherent in our tax provision. We continued to assume that we will fully utilize domestic net operating loss carryforwards but not foreign tax credits. We also assumed no changes to our existing capital structure. If these assumptions and estimates were changed, the tax adjustments could be materially different from what is disclosed.
(1) Tax rates used to calculate the tax expense impact are based on the nature of each item.
(2) Eliminates impact of certain adjustments related to our deferred tax liability for unremitted foreign earnings, including a discrete change from foreign tax credit to foreign tax deduction methodology in 2014 and accrued withholding taxes on earnings from lower-tier foreign subsidiaries.
(3) Eliminates impact of certain acquisition-related items, principally deferred taxes established related to our pre-consolidated CIBIL investment.
(4) Eliminates impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses.

SCHEDULE 5
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Adjusted Operating Income, Operating Margin and Adjusted Operating Margin - unaudited
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Online Data Services	$133.8	$117.5	$545.6	$505.9
Credit Marketing Services	35.8	31.8	134.5	126.0
Decision Services	36.5	31.4	138.5	108.7
Total USIS	206.1	180.7	818.6	740.6
Developed Markets	24.2	21.6	90.9	86.9
Emerging Markets	45.8	39.7	164.6	152.0
Total International	70.0	61.3	255.5	238.9
Consumer Interactive	59.5	50.4	230.6	203.7
Total revenue	$335.6	$292.4	$1,304.7	$1,183.2

Reconciliation of operating income to Adjusted Operating Income:
USIS operating income	$20.7	$32.5	$112.8	$154.7
Acceleration of technology agreement (1)	—	—	10.2	—
Tax-related expense(2)	(1.0)	—	(0.8)	2.6
Acquisitions and divestitures(3)	—	—	1.5	(1.1)
Adjusted USIS Operating Income	19.7	32.5	123.7	156.2

International operating income	7.0	4.1	22.2	19.5
Acquisitions and divestitures(3)	—	—	—	2.4
Litigation matters(4)	1.3	3.8	1.3	3.8
Adjusted International Operating Income	8.3	7.9	23.5	25.7

Consumer Interactive operating income	24.7	17.6	85.5	65.6
Adjusted Consumer Interactive Operating Income	24.7	17.6	85.5	65.6

Corporate operating loss	(32.0)	(17.9)	(92.1)	(70.6)
Tax-related expense(2)	—	—	—	0.3
Litigation matters(4)	6.8	—	6.8	—
Adjusted Corporate Operating Income	(25.2)	(17.9)	(85.3)	(70.3)

Total operating income	20.4	36.3	128.4	169.2
Acceleration of technology agreement(1)	—	—	10.2	—
Tax-related expense(2)	(1.0)	—	(0.8)	2.9
Acquisitions and divestitures(3)	—	—	1.5	1.3
Litigation matters(4)	8.1	3.8	8.1	3.8
Total operating income adjustments	7.1	3.8	19.0	8.0
Total Adjusted Operating Income	$27.5	$40.1	$147.4	$177.2

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating margin:
USIS	10.0%	18.0%	13.8%	20.9%
International	10.0%	6.7%	8.7%	8.2%
Consumer Interactive	41.5%	34.9%	37.1%	32.2%
Total operating margin	6.1%	12.4%	9.8%	14.3%

Adjusted Operating Margin:
USIS	9.6%	18.0%	15.1%	21.1%
International	11.9%	12.9%	9.2%	10.8%
Consumer Interactive	41.5%	34.9%	37.1%	32.2%
Total Adjusted Operating Margin	8.2%	13.7%	11.3%	15.0%

(1)	Represents accelerated fees for a data matching service contract that we have terminated and in-sourced as part of the upgrade to our technology platform.

(2)	Represents adjustments for prior year operating taxes.

(3)	Represents gains and losses on acquisitions and disposals of businesses and product lines.

(4)	Represents certain litigation expenses.

SCHEDULE 6
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Segment Depreciation and Amortization - unaudited
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Depreciation and amortization:
USIS	$48.4	$33.2	$174.3	$129.4
International	14.7	10.2	51.0	39.9
Consumer Interactive	3.0	2.3	10.3	8.9
Corporate	1.0	2.5	5.6	8.6
Total depreciation and amortization	$67.1	$48.2	$241.2	$186.8